Exhibit 99.1
OPKO Announces Restatement of Financial Statements to Properly Account for Series D Convertible Preferred Stock; No Impact on Cash, Revenues or Other Results from Operations
MIAMI, FL, November 9, 2010 — OPKO Health, Inc. (NYSE Amex: OPK) announced today that that management and the Audit Committee of the Company’s Board of Directors concluded that the Company’s previously issued consolidated financial statements as of and for the year ended December 31, 2009, and interim condensed consolidated financial statements for the quarterly and year-to-date periods ended September 30, 2009 and as of March 31, 2010 and June 30, 2010 should not be relied upon due to improper accounting treatment of its Series D Convertible Preferred Stock issued in September 2009 (the “Preferred Stock”).
To properly account for the Preferred Stock, the Company has restated its previously issued consolidated financial statements as of and for the year ended December 31, 2009, and interim condensed consolidated financial statements for the quarterly and year-to-date periods ended September 30, 2009 and as of March 31, 2010 and June 30, 2010, in amendments to its Annual Report on Form 10-K for the year ended December 31, 2009, and its Quarterly Reports on Form 10-Q for the interim quarterly periods ended March, 31, 2010 and June 30, 2010, which will be filed today with the SEC. The adjustments will result in changes to the Company’s balance sheets at December 31, 2009, March 31, 2010 and June 30, 2010, and the Company’s statement of operations for the quarter and nine months ended September 30, 2009, and the year ended December 31, 2009, but will have no impact on the Company’s cash or results from operations. For more information please see the Company’s Current Report on Form 8-K also filed today with the SEC.

     The Company’s restated consolidated financial statements will reflect the following changes:

Condensed Consolidated Summary Balance Sheets Information as of
	December 31, 2009			March 31, 2010			June 30, 2010
	As			As			As
(in thousands)	reported	Adjustment	Restated	reported	Adjustment	Restated	reported	Adjustment	Restated

Total Liabilities	$29,703	$—	$29,703	$31,059	$—	$31,059	$17,962	$—	$17,962

Series D Preferred Stock	—	26,128	26,128	—	26,128	26,128	—	26,128	26,128

Shareholders’ equity Series A Preferred Stock	10	—	10	10	—	10	10	—	10
Series D Preferred Stock	12	(12)	0	12	(12)	0	12	(12)	0
Common Stock	2,538	—	2,538	2,552	—	2,552	2,553	—	2,553
Treasury Stock	(61)	—	(61)	(61)	—	(61)	(61)	—	(61)
Additional paid-in capital	393,144	(26,116)	367,028	396,338	(26,116)	370,222	397,898	(26,116)	371,782
Accumulated deficit	(339,229)	—	(339,229)	(343,976)	—	(343,976)	(350,251)	—	(350,251)
Cumulative translation adjustment	1,313	—	1,313	969	—	969	(108)	—	(108)

Total shareholders’ equity	57,727	(26,128)	31,599	55,844	(26,128)	29,716	50,053	(26,128)	23,935

Total liabilities and shareholders’ equity	$87,430	$—	$87,430	$86,903	$—	$86,903	$68,015	$—	$68,015

Condensed Consolidated Summary Statements of Operations Information
	For the three months ended			For the nine months ended			For the year ended
	September 30, 2009			September 30, 2009			December 31, 2009
(in thousands)	As reported	Adjustment	Restated	As reported	Adjustment	Restated	As reported	Adjustment	Restated

Net loss	$(6,354)	$—	$(6,354)	$(21,027)	$—	$(21,027)	$(30,113)	$—	$(30,113)
Preferred stock dividend	(72)	(3,872)	(3,944)	(188)	(3,872)	(4,060)	(846)	(3,872)	(4,718)

Net loss attributable to common shareholders	$(6,426)	(3,872)	$(10,298)	$(21,215)	(3,872)	$(25,087)	$(30,959)	(3,872)	$(34,831)

Basic and diluted loss per share	$(0.03)	$(0.02)	$(0.04)	$(0.09)	$(0.02)	$(0.11)	$(0.13)	$(0.02)	$(0.15)

Weighted average number of common shares outstanding, basic and diluted	252,986,149		252,986,149	226,273,290		226,273,290	233,191,617		233,191,617
About OPKO Health, Inc.
Miami-based OPKO is a specialty healthcare company involved in the discovery, development, and commercialization of proprietary pharmaceutical products, medical devices, vaccines, diagnostic technologies and imaging systems. Initially focused on the treatment and management of ophthalmic diseases, OPKO has since expanded into other areas of major unmet medical need.
Forward-Looking Statements
This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding, among others, those related to the timing of the completion of the restatement of the Company’s financial statements, and the filing of amended reports on Forms 10-Q/A and 10-K/A. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission, as well as risks inherent in financial restatements. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements, except as required by law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.
Steven D. Rubin, OPKO Health, Inc. (305) 575-6015

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